As filed with the Securities and Exchange Commission on July 16, 2021

Registration No. 333-254988

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Reinvent Technology Partners

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands*	6770	98-1548118
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

215 Park Avenue, Floor 11

New York, New York 10003

Telephone: (212) 457-1272

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Maples Fiduciary Services (Delaware) Inc.

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

Telephone: (302) 338-9130

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard L. Ellin, Esq. Christopher M. Barlow, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 (212) 735-3000	Jack Sheridan, Esq. Ryan J. Maierson, Esq. Benjamin A. Potter, Esq. Brian D. Paulson, Esq. Saad Khanani, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and all other conditions to the Business Combination described in the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-254988), filed on April 2, 2021 and amended by pre-effective Amendment No. 1 thereto on May 14, 2021, by pre-effective Amendment No. 2 thereto on June 11, 2021 and by pre-effective Amendment No. 3 thereto on July 6, 2021 (this “Registration Statement”) is being filed pursuant to Rule 462(d) of the Securities Act of 1933, as amended, solely to add Exhibits 99.6-99.10 hereto to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statements Schedules.

(a) Exhibits.

Exhibit Number	Description

2.1+	Agreement and Plan of Merger, dated as of February 23, 2021, by and among the Registrant, RTP Merger Sub Inc. and Joby Aero, Inc., (included as Annex A to the proxy statement/prospectus)

2.2**	Plan of Domestication, dated as of May 6, 2021

3.1**	Amended and Restated Memorandum and Articles of Association of the Registrant (included as Annex M to the proxy statement/prospectus)

3.2**	Form of Certificate of Incorporation of Joby Aviation, Inc., to become effective upon Domestication (included as Annex C to the proxy statement/prospectus)

3.3**	Form of Bylaws of Joby Aviation, Inc., to become effective upon Domestication (included as Annex D to the proxy statement/prospectus)

4.1(1)	Specimen Unit Certificate

4.2(2)	Specimen Class A Ordinary Share Certificate

4.3(3)	Specimen Warrant Certificate (included in Exhibit 4.4)

4.4(3)	Warrant Agreement, dated as of September 16, 2020, by and between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent

4.5**	Form of Amendment to the Warrant Agreement, by and between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent (included as Annex E to proxy statement/prospectus)

4.6**	Specimen Common Stock Certificate of Joby Aviation, Inc.

4.7**	Form of Certificate of Corporate Domestication of Joby Aviation, Inc., to be filed with the Secretary of the State of Delaware

Exhibit Number	Description

5.1**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

8.1**	Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1**	Sponsor Support Agreement, dated as of February 23, 2021, by and among the Registrant, Reinvent Sponsor LLC and the other parties thereto (included as Annex B to the proxy statement/prospectus)

10.2**	Sponsor Agreement, dated as of February 23, 2021, by and among the Registrant, Reinvent Sponsor LLC and Joby Aero, Inc. (included as Annex H to proxy statement/prospectus)

10.3**	Form of Subscription Agreement, by and between the Registrant and the undersigned subscriber party thereto (included as Annex I to the proxy statement/prospectus)

10.4**	Form of Amended and Restated Registration Rights Agreement, by and among Joby Aviation, Inc. and the other parties thereto (included as Annex J to the proxy statement/prospectus)

10.5**	Form of Majority Company Equityholders Lock-Up Agreement (included as Annex K to the proxy statement/prospectus)

10.6**	Form of Other Company Equityholders Lock-Up Agreement (included as Annex L to the proxy statement/prospectus)

10.7(4)	Letter Agreement, dated as of September 16, 2020, by and among the Registrant, Reinvent Sponsor LLC and the other party thereto

10.8(5)	Investment Management Trust Agreement, dated as of September 16, 2020, by and between the Registrant and Continental Stock Transfer & Trust Company, as trustee

10.9(6)	Support Services Agreement, dated as of September 16, 2020, by and between the Registrant and Reinvent Capital LLC

10.10(7)	Sponsor Warrants Purchase Agreement, dated as of September 16, 2020, by and between the Registrant and Reinvent Sponsor LLC

10.11(8)	Indemnity Agreement, dated as of September 11, 2020, by and between the Registrant and Reid Hoffman

10.12(9)	Indemnity Agreement, dated as of August 4, 2020, by and between the Registrant and Mark Pincus

10.13(10)	Indemnity Agreement, dated as of August 4, 2020, by and between the Registrant and Michael Thompson

10.14(11)	Indemnity Agreement, dated as of August 4, 2020, by and between the Registrant and David Cohen

10.15(12)	Indemnity Agreement, dated as of August 28, 2020, by and between the Registrant and Charles Hudson

10.16(13)	Indemnity Agreement, dated as of August 28, 2020, by and between the Registrant and Kristina Salen

10.17(14)	Indemnity Agreement, dated as of August 28, 2020, by and between the Registrant and Fei-Fei Li

10.18(15)	Indemnity Agreement, dated as of August 28, 2020, by and between the Registrant and Sherry Coutu

10.19**	Joby Aviation, Inc. 2021 Incentive Award Plan (included as Annex F to the proxy statement/prospectus)

10.20**	Form of Stock Option Agreement (included in Exhibit 10.19)

10.21**	Form of Restricted Stock Unit Award Agreement (included in Exhibit 10.19)

Exhibit Number	Description

10.22**	Joby Aviation, Inc. 2021 Employee Stock Purchase Plan (included as Annex G to the proxy statement/prospectus)

10.23**	Collaboration Agreement, dated as of January 11, 2021, by and between Joby Aero, Inc. and Uber Technologies, Inc.

10.24**	Amended and Restated Collaboration Agreement, dated as of August 30, 2019, by and between Joby Aero, Inc. and Toyota Motor Corporation.

10.25**	Memorandum of Understanding, dated as of February 20, 2021, by and between Joby Aero, Inc. and Toyota Motor Corporation.

10.26**	Modification to Other Transaction for Prototype Agreement, dated as of July 14, 2020, by and between Joby Aero, Inc. and The United States Air Force.

16.1**	Response Letter from Frank, Rimerman + Co. LLP

21.1**	List of subsidiaries of the Registrant

23.1**	Consent of WithumSmith+Brown, PC

23.2**	Consent of Deloitte & Touche LLP

23.3**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on signature page to the initial filing of the Registration Statement)

99.1**	Form of Proxy Card for Extraordinary General Meeting

99.2**	Form of Proxy Card for Warrant Holders Meeting

99.3**	Consent of JoeBen Bevirt to be named as a director

99.4**	Consent of Reid Hoffman to be named as a director

99.5**	Consent of Paul Sciarra to be named as a director

99.6	Consent of Halimah DeLaine Prado to be named as a director

99.7	Consent of Laura Wright to be named as a director

99.8	Consent of Dipender Saluja to be named as a director

99.9	Consent of Aicha Evans to be named as a director

99.10	Consent of James Kuffner to be named as a director

101.INS**	XBRL Instance Document.

101.SCH**	XBRL Taxonomy Extension Schema Document.

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document.

*	To be filed by amendment.
**	Previously filed.

+

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

(1)	Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Registration Statement on Form S-1 filed by the Registrant on September 9, 2020.

(2)	Incorporated by reference to Exhibit 4.2 to Amendment No. 1 to Registration Statement on Form S-1 filed by the Registrant on September 9, 2020.

(3)	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on September 21, 2020.

(4)	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on September 21, 2020.

(5)	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on September 21, 2020.

(6)	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by the Registrant on September 21, 2020.

(7)	Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by the Registrant on September 21, 2020.

(8)	Incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q filed by the Registrant on November 10, 2020.

(9)	Incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q filed by the Registrant on November 10, 2020.

(10)	Incorporated by reference to Exhibit 10.8 to the Quarterly Report on Form 10-Q filed by the Registrant on November 10, 2020.

(11)	Incorporated by reference to Exhibit 10.9 to the Quarterly Report on Form 10-Q filed by the Registrant on November 10, 2020.

(12)	Incorporated by reference to Exhibit 10.10 to the Quarterly Report on Form 10-Q filed by the Registrant on November 10, 2020.

(13)	Incorporated by reference to Exhibit 10.11 to the Quarterly Report on Form 10-Q filed by the Registrant on November 10, 2020.

(14)	Incorporated by reference to Exhibit 10.12 to the Quarterly Report on Form 10-Q filed by the Registrant on November 10, 2020.

(15)	Incorporated by reference to Exhibit 10.13 to the Quarterly Report on Form 10-Q filed by the Registrant on November 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 16th day of July, 2021.

REINVENT TECHNOLOGY PARTNERS

By:	/s/ Michael Thompson
Name:	Michael Thompson
Title:	Chief Executive Officer, Chief Financial Officer and Director

Signature	Title	Date
/s/ Michael Thompson Michael Thompson	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)	July 16, 2021

* Sherry Coutu	Director	July 16, 2021

* Charles Hudson	Director	July 16, 2021

* Reid Hoffman	Director	July 16, 2021

* Fei-Fei Li	Director	July 16, 2021

* Mark Pincus	Director	July 16, 2021

* Kristina Salen	Director	July 16, 2021

*By:	/s/ Michael Thompson
Michael Thompson
Attorney-in-fact